SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
May 23, 2002

POPE & TALBOT, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Item 1.    Changes in Control of Registrant

N/A

Item 2.    Acquisition or Disposition of Assets

N/A

Item 3.    Bankruptcy or Receivership

N/A

Item 4.    Changes in Registrant’s Certifying Accountant

On May 23, 2002, on recommendation of the Audit Committee of the Company’s Board of Directors, the Company’s Board of Directors dismissed Arthur Andersen LLP (Andersen) as the Company’s independent public accountants and engaged KPMG LLP (KPMG) to review the Company’s financial statements for its fiscal quarters ending June 30, 2002 and September 30, 2002 and audit the financial statements of the Company for the fiscal year 2002.

On May 2, 2002, the Company announced the withdrawal of Proposal 2, Appointment of Arthur Andersen LLP as independent public accountants for 2002, from the agenda of its annual meeting of shareholders. This proposal was included in the proxy materials that were filed with the Securities and Exchange Commission and mailed to shareholders on or about March 29, 2002.

During the Company’s two most recent fiscal years and during the subsequent interim period through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

Andersen’s reports on the Company’s consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated May 23, 2002, stating its agreement with such statements.

During the Company’s two most recent fiscal years and the subsequent interim period through the date of this Form 8-K, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-K.

2

Item 5.    Other Events

N/A

Item 6.    Resignations of Registrant’s Directors

N/A

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 23, 2002.

Item 8.    Change in Fiscal Year

N/A

Item 9.    Regulation FD Disclosure

N/A

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 23, 2002.

POPE & TALBOT, INC. Registrant

By:	/s/ MARIA M. POPE
Maria M. Pope Vice President and Chief Financial Officer